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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-114401 of Hartford Life Insurance Company Separate Account Twelve, on Form S-6, of our report dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), relating to Hartford Life Insurance Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
July 20, 2005